ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Filed in the office of	Document Number 20140641351-37
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/04/2014 5:53 AM
	Entity Number E0458592014-1

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CGN NANOTECH INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Common Stock 600,000,000 @ USD0.0001 per share
Preferred Stock 200,000,000 @ USD0.0001 per share

Number of shares with par value: 800,000,000 — Par value per share: $ 0.0001 — Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) LOKE Che Chan, Gilbert
Name
Unit 2201,22/F,Malaysia Bldg, 50 Gloucester Rd — Wanchai, Hong Kong
Street Address — City — State — Zip Code

2) DAI Jianguo
Name
Unit 2201,22/F,Malaysia Bldg, 50 Gloucester Rd — Wanchai, Hong Kong
Street Address — City — State — Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

LEE Chong Kuang — X [signature]
Name — Incorporator Signature

Unit 2201,22/F,Malaysia Bldg, 50 Gloucester Rd — Wanchai, Hong Kong
Address — City — State — Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] — 9/2/2014
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.